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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 10, 2005


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                              ENERGY PARTNERS, LTD.
             (Exact name of registrant as specified in its charter)


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            Delaware                      001-16179              72-1409562
(State or other jurisdiction of         (Commission          (I.R.S. Employer
 incorporation or organization)         file number)        Identification No.)

                       201 St. Charles Avenue, Suite 3400
                          New Orleans, Louisiana 70170
                    (Address of principal executive offices)

                                 (504) 569-1875
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)
                            ------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

     On February 10, 2005, Energy Partners, Ltd. (the "Company") announced that Mr. David R. Looney will join the Company on February 21, 2005 and would become the Company's Chief Financial Officer. The Company expects to appoint Mr. Looney as Executive Vice President and Chief Financial Officer at its next scheduled meeting of the Board of Directors. A copy of the press release is attached as
Exhibit 99.1 to this current report.

     Pursuant to an offer letter dated February 9, 2005 (the "Offer Letter"), a copy of which is attached as Exhibit 10.1 to this current report, the Company and Mr. Looney agreed to the following, among other things:

     o    A commencement of employment payment of $235,000

     o    A starting base salary of $245,000 annually.

     o    An annual bonus target of 55% of base pay.

     o A grant on the commencement date of his employment of an option with a ten year term to purchase 30,000 shares of Common Stock of the Company that will vest in one-third increments on each of the first three anniversaries of the date of grant at an exercise price equal to the closing price of the Company's Common Stock on the date of grant.

     o An award on the commencement date of his employment of 30,000 restricted share units that will vest on the third anniversary of the date of employment.

     The foregoing description of the Offer Letter is qualified in its entirety by reference to the Offer Letter attached as Exhibit 10.1 to this current report on Form 8-K.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
           Appointment of Principal Officers.

     On February 10, 2005, the Company announced that Mr. David R. Looney would become the Company's Chief Financial Officer, as described under Item 1.01 above, which description is incorporated by reference into this Item 5.02.

     Mr. Looney, age 48, was employed by EOG Resources, Inc, an oil and gas exploration and production company, in a number of capacities for more than the last five years. Mr. Looney was employed as Vice President, Finance since 1999.

     There are no family relationships between Mr. Looney and any of our directors or officers.

     On February 10, 2005, the Company also announced that Suzanne V. Baer, the Company's current Executive Vice President and Chief Financial Officer, had elected to retire. Ms. Baer will remain with the Company until her retirement in April 2005 to assist with the transition. In connection with her resignation, all of Ms. Baer's unvested options will fully vest. A copy of the press release is attached as Exhibit 99.1 to this current report.

Item 9.01. Financial Statements and Exhibits.

     Exhibits. The following exhibits are filed herewith:



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      Exhibit No.         Description
      -----------         -----------

          10.1 Offer Letter of Mr. David R. Looney, dated February 9, 2005.

          99.1 Press Release dated February 10, 2005.





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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   February 14, 2005


                                       ENERGY PARTNERS, LTD.


                                       By:  /s/ John H. Peper
                                            -------------------------------
                                              John H. Peper
                                              Executive Vice President,
                                              General Counsel and
                                              Corporate Secretary



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                                                                    Exhibit 10.1


  RICHARD A. BACHMANN                                      Direct (504)799-1944
Chairman, President and                                     Fax: (504)799-1901
Chief Executive Officer           (Company's Logo)         bachmann@eplweb.com

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February 9, 2005

Mr. David R.Looney
2111 Milford
Houston, Texas  77098


Dear David:

This letter serves to confirm the offer of employment to you for the position of Chief Financial Officer of Energy Partners, Ltd. (the "Company").

The following represent the terms and conditions of this offer:

     o Commencement date on February 14, 2005(or such other date in close proximity thereto as shall be mutually agreed between us).

     o    An employment payment of $235,000.

     o    Starting base salary of $245,000 annually.

     o    Annual bonus target of 55% of base pay.

     o The grant on the commencement date of your employment of an option with a ten year term to purchase 30,000 shares of Common Stock of the Company that will vest in one-third increments on each of the first three anniversaries of the date of grant at an exercise price equal to the closing price of the Company's Common Stock on the date of grant (a detailed Stock Option Agreement containing standard terms consistent with the foregoing will be provided shortly after your commencement of employment).

     o The award on the commencement date of your employment of 30,000 Restricted Share Units that will vest on the third anniversary of your date of employment (likewise, a Restricted Share Unit Agreement containing standard terms consistent with the foregoing will be provided shortly after your commencement of employment).

     o Commencing in 2005, you will be eligible for twenty-five days of vacation annually.

     o Relocation assistance to be provided on the terms set forth in the Relocation form being provided to you separately.

It is expected that the Board of Directors will approve the title of Executive Vice President for you at its next regularly scheduled meeting on March 24, 2005.

In addition to your compensation, you will be entitled to participate in any plans sponsored by the Company, including medical, dental, disability and life insurance plans, subject in each instance to applicable conditions and waiting periods. The Company also sponsors a 401(k) plan


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in which you will be eligible to participate on the terms provided in the plan documents. A summary of the benefit plans and a copy of the 401(k) Summary Plan description are being provided to you separately.

The Company, as do most employers, expressly reserves the right to discontinue or amend the nature or amount of any of the compensation or benefit plans/programs/policies/practices that it offers. Also, your employment at the Company will be on an "at will" basis, meaning that you or the Company may terminate this employment relationship at any time, with or without reason.

If you have any questions, please call me. We are very pleased to make this offer to you and are looking forward to you joining our team.

Please acknowledge your acceptance of this offer by signing below and returning one copy to the undersigned, whereupon this shall constitute a binding agreement between us.

Sincerely,


/s/ Richard A. Bachmann
-----------------------------
Richard A. Bachmann
Chairman, President and
Chief Executive Officer




ACCEPTED AND AGREED
this 10th day of February, 2005.


/s/  David R. Looney
-----------------------------
     David R. Looney





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                                                                    Exhibit 99.1


                      News Release           Energy Partners, Ltd.
                                             201 St. Charles Avenue, Suite 3400
  [LOGO]                                     New Orleans, Louisiana 70170
                                             (504) 569-1875

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For Immediate Release To:                    For Information Contact:
Analysts, Financial Community, Media         Al Petrie (504) 799-1953
                                             Charles Meade (504) 799-4814

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                  EPL's CFO Suzanne Baer Announces Retirement;
                      David R. Looney To Be Named Successor


     New Orleans, Louisiana, February 10, 2005 . . . Energy Partners, Ltd. ("EPL") (NYSE:EPL) announced today that its Executive Vice President and Chief Financial Officer, Suzanne V. Baer, has elected to retire in April. David R. Looney will be EPL's successor Chief Financial Officer and will join EPL on February 21, 2005. Ms. Baer will remain with the Company until her retirement to assist with the transition before retiring.

     Mr. Looney was most recently with EOG Resources Inc. (NYSE:EOG), where he served as Vice President, Finance, a position he had held since 1999. In that role his responsibilities included all finance and treasury functions including managing external relationships with investment banks, commercial banks and the rating agencies. Mr. Looney joined EOG in 1998 as Assistant Treasurer after holding a variety of financial roles at firms including Toronto-Dominion Bank and Chase Manhattan Bank. Mr. Looney holds a B.S. in Applied Mathematics and an M.S. in Economics from Texas A&M University.

     Richard A. Bachmann, EPL's Chairman, President, and CEO, stated, "Suzanne and I have worked together for over 20 years, at EPL and previously at LL&E. She is well respected in the industry and in the financial community and has played a key role in EPL's success. I thank her for her many years of dedication and support. We will all miss her presence and her insightful counsel, and we wish her well in her retirement." Bachmann continued, "We are very excited to have David on board as the newest member of senior management at EPL. His experience and abilities will be of great value to the Company as we continue our growth. We have a very busy and exciting year ahead of us and believe David is up to the challenge. We would expect the Board of Directors to appoint David as Executive Vice President and Chief Financial Officer of EPL at its next scheduled meeting."

     Founded in 1998, EPL is an independent oil and natural gas exploration and production company based in New Orleans, Louisiana. The Company's operations are focused along the U. S. Gulf Coast, both onshore in south Louisiana and offshore in the shallow to moderate depth waters of the Gulf of Mexico Shelf.



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     Any statements made in this news release, other than those of historical fact, about an action, event or development, which the Company hopes, believes or anticipates may or will occur in the future, are "forward-looking statements" under U.S. securities laws. Such statements are subject to various assumptions, risks and uncertainties, which are specifically described in our Annual Report on Form 10-K for fiscal year ended December 31, 2003 filed with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance or an assurance that the Company's current assumptions and projections are valid. Actual results may differ materially from those projected.

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